UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2021 (February 4, 2021)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 W. Flagler St, Suite 902

Miami, Florida 33130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 611-3622

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2021, in connection with the offering, the Board appointed each of Jeff Lewis and David B. Schottenstein (each, a “New Director” and together, the “New Directors”) joined the Board of Directors to serve as the Company’s directors.

Jeff Lewis currently serves as Senior Vice President—Payments and Prepaid of Sutton Bank and has been at Sutton Bank since April 2017. Prior to joining Sutton Bank, Mr. Lewis was a Vice President, General Manger Financial Services at InComm since November 2012. Mr. Lewis has 25 years of payment industry experience with knowledge and experience in networks, card processing, payment processing and program management disciplines. Previously, Mr. Lewis also held key executive positions at Discovery Inc., FIS Global and Metavante Technologies Inc. where he developed a strong background in technology, regulatory and payment processing.

David B. Schottenstein is currently the Chief Executive Officer of Privé Revaux, an eyewear company, since June 2017 and has previously served as the Chief Executive Officer of DSCN Capital, an investment fund. He received his Rabbinic degree from Oholei Torah in 2002.

There are no arrangements or understandings between the New Directors and the Company or any other persons pursuant to which the New Directors were appointed to be directors of the Company other than as described in the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuentas Inc.

	By:	/s/ Arik Maimon
		Name:	Arik Maimon
		Title:	Chief Executive Officer

Dated: February 9, 2021